Exhibit 99.1

DATE: September 2, 2009

FOR IMMEDIATE RELEASE

AMERICAN MEDICAL SYSTEMS ANNOUNCES AMENDMENTS TO THE EXCHANGE OFFER RELATING TO ITS 3.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2036

MINNEAPOLIS, September 2, 2009 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) (the “Company”), today announced that it has amended the terms of its previously announced exchange offer in which the Company was offering newly issued 3.75% Convertible Senior Subordinated Notes due 2041 (the “2041 Notes”) in exchange for up to $250 million, and no less than $100 million, of its outstanding 3.25% Convertible Senior Subordinated Notes due 2036 (the “2036 Notes”). The amendments increase the interest rate payable on the 2041 Notes from 3.75% to 4.00% and accordingly extend the date upon which the exchange offer is scheduled to expire to midnight, New York City time, on September 16, 2009 (which is the end of the day on September 16, 2009), unless further extended or earlier terminated by the Company.

All other terms and provisions of the 2041 Notes and the exchange offer will remain the same.

The Company has filed a post-effective amendment to its registration statement and an amendment to the tender offer statement relating to the exchange offer with the Securities and Exchange Commission (the “SEC”). The post-effective amendment to the registration statement has not yet become effective and the 2041 Notes may not be issued, nor may the exchange offer be consummated, prior to the time that the post-effective amendment becomes effective.

Copies of the prospectus relating to the exchange offer, which is contained in the registration statement, and the related Letter of Transmittal, which will be made available to all holders of 2036 Notes, may be obtained from D.F. King & Co., Inc., the Information Agent for the exchange offer, at (800) 549-6697 (U.S. toll free) or (212) 269-5550. The prospectus contained in the post-effective amendment and the related Letter of Transmittal will also be available free of charge at the SEC’s website at www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities. There shall not be any exchange of the 2036 Notes for 2041 Notes pursuant to the exchange offer in any jurisdiction in which such exchange would be unlawful prior to registration or qualification under the laws of such jurisdiction.

About American Medical Systems

American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure incontinence, erectile dysfunction, benign prostate hyperplasia (BPH), prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher-quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 320,000 patients in 2008.

American Medical Systems

September 2, 2009

Forward-Looking Statements

This press release may contain forward-looking statements relating to the future financial results of American Medical Systems. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contact:

Mark Heggestad

Executive Vice President and Chief Financial Officer

952-930-6495

Mark.Heggestad@AmericanMedicalSystems.com

Anthony Bihl

President and Chief Executive Officer

952-930-6334

Tony.Bihl@AmericanMedicalSystems.com